EXHIBIT 99.1

Synergy Resources to Present at the 17th Annual ENERCOM Oil and Gas Conference on August 15, 2012

PLATTEVILLE, Colo., August 9, 2012 -- Synergy Resources Corporation (NYSE Mkt: SYRG), a U.S. oil and gas exploration and production company focused on the Denver-Julesburg (D-J) Basin, has been invited to present at ENERCOM’s 17th annual Oil and Gas Conference. The conference will be held at the Westin Denver Downtown in Denver, Colorado on August 12-16, 2012.

Synergy’s management is scheduled to present on Wednesday, August 15, 2012 at 10:55 a.m. Mountain time, with one-on-one meetings available on August 13-15.

The presentation will be broadcast simultaneously and available for replay here and on Synergy’s website at www.syrginfo.com. The power point presentation will be available on the company’s website the day of the event.

To schedule a one-on-one meeting with Synergy’s management, please contact ENERCOM at www.enercominc.com. More information about the conference may be found at www.theoilandgasconference.com.

About Synergy Resources Corporation

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company’s corporate offices are located in Platteville, Colorado. More company news and information about Synergy Resources is available at www.SYRGinfo.com.

Company Contact:
Rhonda Sandquist
Synergy Resources Corporation
rsandquist@syrginfo.com
Tel (970) 737-1073

Investor Relations:
Liolios Group, Inc.
Justin Vaicek
SYRG@liolios.com
Tel 949-574-3860